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                                                                   EXHIBIT 10.26

                                    GUARANTY

                                (Securities Laws)

     THIS GUARANTY ("GUARANTY") is made as of this 12th day of September, 2006 in favor of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, having an address at 135 South LaSalle Street, Suite 3410, Chicago, Illinois 60603 (together with its successors and assigns, "LENDER") by TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, having an address at 1551 North Tustin Avenue, Ste. 200, Santa Ana, California 92705 ("GUARANTOR").

                                   BACKGROUND

     A. Lender has agreed to loan the principal amount of Four Million Two Hundred Sixty Four Thousand and No/100 Dollars ($4,264,000.00) ("LOAN") to NNN Crawfordsville, LLC, a Delaware limited liability company, ("BORROWER"). The Loan also will be evidenced by Borrower's promissory note to Lender of even date herewith ("NOTE") and secured by, among other things, a mortgage, deed of trust, deed to secure debt or similar security instrument made by Borrower to Lender also of even date herewith ("SECURITY INSTRUMENT") which grants to Lender, among other things, a first lien on the property described therein.

     B. Guarantor will derive substantial benefit from Lender's making of the Loan.

     C. Lender requires as a condition to making the Loan that Guarantor execute this Guaranty.

     NOW, THEREFORE, to induce Lender to make the Loan, and in consideration of the substantial benefit Guarantor will derive from the Loan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Guarantor hereby agrees as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

     Section 1.01 Defined Terms. Capitalized terms used in this Guaranty and not specifically defined in this Guaranty have the meaning provided in the Security Instrument.

                                    ARTICLE 2

                              OBLIGATION GUARANTEED

     Section 2.01 Guaranty. Guarantor irrevocably and unconditionally guarantees to Lender the prompt payment of all losses, expenses, and other liabilities arising out of or attributable to (i) the violation of any applicable law governing the sale of securities in connection with the structure, organization, sale or syndication of membership interests in NNN Crawfordsville, LLC, or in the sale or syndication of tenant in common ownership interests in the Property, and (ii) the Securities Liabilities (as hereinafter defined) and any legal or other expenses reasonably incurred by Lender, in investigating or defending the Securities Liabilities,


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to the extent such Securities Liabilities relate to any Securities and Exchange
Commission investigation, inquiry or proceeding relating to Triple Net Properties, LLC or any of its affiliates (collectively, the "Guaranteed Obligations"). As used herein, the term "Securities Liabilities" shall mean any liability, obligation or other remedy (including, without limitation, any right of rescission in favor of any Borrower or any member of any Borrower) arising from or related to that certain investigation by the Securities and Exchange Commission (the "SEC") captioned "In the matter of Triple Net Properties, LLC" (as well as any subsequent related investigation involving any affiliate of Triple Net Properties, LLC) pursuant to which the SEC has requested information, including financial information, from Triple Net Properties, LLC relating to disclosure in public and private securities offerings sponsored by Triple Net Properties and its affiliates.

     Section 2.02 Continuing Obligation. This Guaranty is a continuing guaranty and in full force and effect and will be discharged only if and when the Loan has been paid in full, and all obligations under the Security Instrument and other Loan Documents have been fully performed; provided, however, that notwithstanding any of the foregoing to the contrary, this Guaranty shall remain in full force and effect for so long as any payment hereunder may be voided in bankruptcy proceedings as a preference or for any other reason.

     Section 2.03 Direct Action Against Guarantor. Guarantor's liability under this Guaranty is a guaranty of payment and performance and not of collection. Lender has the right to require Guarantor to pay, comply with and satisfy its obligations and liabilities under this Guaranty, and shall have the right to proceed immediately against Guarantor with respect thereto, without being required to attempt recovery first from Borrower or any other party, without first suing on the Note or any other Loan Document and without demonstrating that the collateral for the Loan is inadequate security or that Lender has exercised (to any degree) or exhausted any of Lender's other rights and remedies with respect to Borrower or any collateral for the Loan.

                                    ARTICLE 3

                          GENERAL TERMS AND CONDITIONS

     Section 3.01 Payments Due; Interest on Amounts Payable Hereunder. Amounts payable to Lender under this Guaranty shall be immediately due and payable on Lender's written demand and shall be paid without reduction by set-off, defense, counterclaim or cross-claim. Amounts not paid within ten (10) business days of Lender's written demand shall, at Lender's option and without prejudice to Lender's rights for failure to pay, bear interest at the Default Rate (as defined in the Note) from the date of Lender's demand notice until paid in full. Interest at the lower of the Default Rate (or the maximum interest rate permitted by applicable law) also shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of amounts due under this Guaranty until such judgment is paid in full. If interest paid or payable hereunder is deemed to exceed the maximum rate permitted by law, then the amount to be paid shall be immediately reduced to such maximum rate and thereafter computed at such maximum rate. Lender may apply all money received by Lender in such priority and proportions as Lender may elect.


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     Section 3.02 Cumulative Remedies. Guarantor acknowledges, that following an
Event of Default with respect to the Loan, Lender shall be entitled to accelerate the Loan and exercise all other rights and remedies as have been provided to Lender hereunder, under the other Loan Documents, by law or in equity including without limitation enforcement of this Guaranty. All rights and remedies are cumulative and may be exercised independently, concurrently or successively in Lender's sole discretion and as often as occasion therefor shall arise. Lender's delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default with respect to the Loan shall not be deemed a waiver of such right as remedy. No partial exercise by Lender of any right or remedy will preclude further exercise thereof. Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances nor constitute Lender's waiver of its right to take any future action in any circumstance without notice or demand (except where expressly required by this Guaranty to be given). Lender may release other security for the Loan, may release any party liable for the Loan, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Loan, in each case without prejudice to its rights under this Guaranty and without such action being deemed an accord and satisfaction or a reinstatement of the Loan. Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

     Section 3.03 Enforcement Costs. Guarantor hereby agrees to pay, on written demand by Lender, all costs incurred by Lender in collecting any amount payable under this Guaranty or enforcing or protecting its rights under the Guaranty in each case whether or not legal proceedings are commenced. Such fees and expenses include, without limitation, reasonable fees for attorneys, paralegals and other hired professionals, a reasonable assessment of the cost of services performed by Lender's default management staff, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), costs incurred in post-judgment collection efforts or in any bankruptcy proceeding. Amounts incurred by Lender shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within ten (10) business days after Lender's written demand for payment.

     Section 3.04 Unimpaired Liability. Guarantor acknowledges and agrees that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of any or all of the Loan Documents or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the foregoing, Guarantor acknowledges and agrees that its liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Guarantor has any knowledge or notice thereof): (a) the irregularity, invalidity or unenforceability, in whole or in part, of any of the Loan Documents against Borrower or Lender; (b) Borrower's lack of authority or lawful right to enter into any of the Loan Documents; (c) any modification, supplement, extension, consolidation, restatement, waiver or consent provided by Lender with respect to any of the Loan Documents including, without limitation, approval of a Transfer or the grant of extensions of time for payment or performance; (d) failure to record any Loan Document or to perfect any security interest intended to be provided thereby or otherwise


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to protect, secure or insure any collateral for the Loan; (e) Lender's failure to exercise, or delay in exercising, any rights or remedies Lender may have under the Loan Documents or under this Guaranty Agreement; (f) the release or substitution, in whole or in part, of any collateral for the Loan or acceptance of additional collateral for the Loan; (g) the release of Borrower from performance, in whole or in part, under any of the other Loan Documents, in each case whether by operation of law, Lender's voluntary act, or otherwise; (h) any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Borrower, any member of Borrower, any other Guarantor or Lender; (i) the termination or discharge of the Security Instrument or the exercise of any power of sale or any foreclosure (judicial or otherwise) or delivery or acceptance of a deed-in-lieu of foreclosure; (j) the existence of any claim, setoff, counterclaim, defense or other rights which Guarantor may have against Borrower, any member of Borrower, any other Guarantor or Lender, whether in connection with the Loan or any other transaction; (k) the accuracy or inaccuracy of the representations and warranties made by Guarantor in this Guaranty; or (l) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     Section 3.05 Waivers. Guarantor hereby waives and relinquishes, to the fullest extent permitted by law: (a) all rights or claims of right to cause a marshalling of assets or to cause Lender to proceed against any of the collateral for the Loan before proceeding under this Guaranty against it; (b) all rights and remedies accorded by applicable law to sureties or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Guaranty); (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against it; (d) notice of acceptance of this Guaranty and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, or any other proof, notice or demand to which it might otherwise be entitled with respect to its obligations hereunder; and (f) all homestead or exemption rights against the obligations hereunder and the benefits of any statutes of limitation or repose.

     Section 3.06 Guarantor Bound by Judgment Against Borrower. Guarantor agrees that it shall be bound conclusively, in any jurisdiction, by the judgment in any action by Lender against Borrower in connection with the Loan Documents (wherever instituted) as if Guarantor were a party to such action even if not so joined as a party.

     Section 3.07 Certain Consequences of Borrower's Bankruptcy. (a) If Borrower shall be subject to the protection of the Bankruptcy Code or any insolvency law the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to accelerate and declare the Loan immediately due and payable, Lender may, as against Guarantor, nevertheless declare the Loan due and payable and enforce any or all of its rights and remedies against Guarantor as provided herein.

          (b) Any payment made on the Loan, whether made by Borrower or Guarantor or any other Person, that is required to be refunded or recovered from Lender as a preference or a fraudulent transfer or is otherwise set-aside pursuant to the Bankruptcy Code or any insolvency or other debtor relief law shall not be considered as a payment made on the Loan or under this Guaranty. Guarantor's liability under this Guaranty shall continue with respect to any such payment, or be deemed reinstated, with the same effect as if such payment had not been received


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by Lender, notwithstanding any notice of revocation of this Guaranty prior to such avoidance or recovery or payment in full of the Loan, until such time as all periods have expired within which Lender could be required to return any amount paid at any time on account of the Guaranteed Obligations.

          (c) Until payment in full of the Loan (including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code, which interest the parties agree remains a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right (but not the obligation) to file proof of claim and to vote in any other bankruptcy or insolvency action, including the right to vote on any plan of reorganization, liquidation or other proposal for debt adjustment under Federal or state law.

     Section 3.08 Subrogation and Contribution. Guarantor agrees that no payment by it under this Guaranty shall give rise to any rights of subrogation against Borrower or the collateral for the Loan, unless and until Lender has received full and indefeasible payment of the Loan. If the deferral of such rights shall be unenforceable for any reason, Guarantor agrees that its rights of subrogation shall be junior and subordinate to Lender's rights against Borrower and the collateral for the Loan.

     Section 3.09 Subordination of Borrower's Obligations to Guarantor. Any indebtedness of Borrower to Guarantor, now or hereafter existing, together with any interest thereon, shall be and hereby is deferred, postponed and subordinated to the prior payment in full of the Loan. Further, Guarantor agrees that following the occurrence of an Event of Default, should Guarantor receive any payment, satisfaction or security for any indebtedness owed by Borrower to it, the same shall be delivered to Lender in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Loan and until so delivered to Lender, shall be held in trust for Lender as security for the Loan.

     Section 3.10 Lender Transferees; Secondary Market Activities. Guarantor acknowledges and agrees that Lender, without notice to Guarantor or Guarantor's prior consent, may assign all or any portion of its rights hereunder in connection with any sale or assignment of the Loan or servicing rights related to the Loan, each grant of participations in the Loan, a transfer of the Loan as part of a securitization of the Loan (a "SECURITIZATION") in which Lender assigns its rights to a securitization trustee, or a contract for the servicing of the Loan, and that each such assignee, participant or servicer shall be entitled to exercise all of Lender's rights and remedies hereunder. Guarantor further acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, ownership, purchase, participation or Securitization of the Loan, including, without limitation, any rating agency rating the securities issued in respect of a Securitization or participation of the Loan, and any entity maintaining databases on the underwriting and performance of commercial mortgage loans, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Property or with respect to Borrower or Guarantor, as Lender determines necessary or desirable. Guarantor irrevocably waives all rights it may have under applicable law, if any, to prohibit such disclosure, including, without limitation, any right of privacy.


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     Section 3.11 Financial Reports, Inspection of Records. Guarantor agrees to furnish to Lender from time to time, by such dates as Lender may require (but no more frequently than annually unless an Event of Default under the Security Instrument or any other Loan Document exists, in which event Lender may require same from time to time), Guarantor's Federal and State income tax returns, a personal financial statement if Guarantor is an individual and a balance sheet and statement of changes in Guarantor's financial position if Guarantor is not an individual, in each case certified by such Guarantor as complete and accurate. Such financial statements shall be in reasonable detail and prepared in accordance with consistently applied accounting methods reasonably acceptable to Lender.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01 Intentionally Omitted.

     Section 4.02 General. Guarantor individually represents and warrants that:

          (a) Authority. Guarantor has the full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

          (b) Valid and Binding Obligation. This Guaranty constitutes Guarantor's legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforceability may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors' rights generally and to general principles of equity.

          (c) No Conflict with Other Agreement. Guarantor's execution, delivery and performance of this Guaranty will not (i) violate Guarantor's organizational documents if Guarantor is not an individual, (ii) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which Guarantor or any of its assets may be subject, or (iii) violate any order, judgment or decree to which Guarantor or any of its assets is subject.

          (d) No Pending Litigation. Except as otherwise disclosed to Lender, no action, suit, proceeding or investigation currently is pending or, to the best of Guarantor's knowledge, threatened against Guarantor which, either in any one instance or in the aggregate, may have a material, adverse effect on Guarantor's ability to perform its obligations under this Guaranty.

          (e) Consideration. Guarantor will derive substantial benefit from the Loan to Borrower.

                                    ARTICLE 5

                                  MISCELLANEOUS

     Section 5.01 Notices. All notices and other communications under this Guaranty are to be in writing and addressed in the case of Lender to the address as set forth below and in the case


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of Guarantor, as set forth below Guarantor's signature hereto. Default or demand notices shall be deemed to have been duly given upon the earlier of: (a) actual receipt; (b) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; (c) one (1) business day after having been sent by telecopier (with answer back acknowledged) provided an additional notice is given pursuant to (b); or (d) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (b) and (d) irrespective of whether delivery is accepted. A new address for notice may be established by written notice to the other parties; provided, however, that no address change will be effective until written notice thereof actually is received by the party to whom such address change is sent. Lender's notice address is as follows:

          LaSalle Bank National Association
          135 South LaSalle Street, Suite 3410
          Chicago, Illinois 60603
          Attention: Real Estate Capital Markets
          Facsimile No.: (312) 904-0900

     Section 5.02 Entire Agreement; Modification. This Guaranty is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written). This Guaranty shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

     Section 5.03 Binding Effect; Joint and Several Obligations. This Guaranty is binding upon and inures to the benefit of Guarantor, Lender and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law. Guarantor may not delegate or transfer its obligations under this Guaranty. If, at any time during the term of the Loan, there is more than one Guarantor, each Guarantor shall be jointly and severally liable hereunder.

     Section 5.04 Unenforceable Provisions. Any provision of this Guaranty which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

     Section 5.05 Duplicate Originals; Counterparts. This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same document.

     Section 5.06 Construction of Certain Terms. Defined terms used in this Guaranty may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all


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genders. Article and section headings are for convenience only and shall not be used in interpretation of this Guaranty. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Guaranty as a whole and not to any particular section, paragraph or other subdivision; and the word "section" refers to the entire section and not to any particular subsection, paragraph of other subdivision; and "Guaranty" and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.

     Section 5.07 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. INDEMNITORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE CITY OF CHICAGO AND STATE OF ILLINOIS IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     Section 5.08 Intentionally Omitted

     SECTION 5.09 WAIVER OF JURY TRIAL. GUARANTOR AND LENDER HERERBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND LENDER EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

          [Remainder of page is blank; signatures appear on next page.]


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     IN WITNESS WHEREOF, the undersigned hereby signs, seals and delivers this
Guaranty.

                                        TRIPLE NET PROPERTIES, LLC,
                                        a Virginia limited liability company


                                        By: /s/ Richard Hutton
                                            ------------------------------------
                                        Name: Richard Hutton
                                        Its: Executive Vice President

                                        Address for Notice:

                                        1551 North Tustin Avenue, Ste. 200
                                        Santa Ana, California 92705
                                        Fax: 714-667-0611


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